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                            ZIEGLER, ZIEGLER & ALTMAN LLP
                                  COUNSELORS AT LAW
                                 750 LEXINGTON AVENUE
                               NEW YORK NEW YORK 10022


                                    (212) 319-7600
                              TELECOPIER (212) 319-7605


                                                       March 15, 1999

BY HAND

Mr. Michael Strage
Axonyx Inc.
750 Lexington Avenue
New York, New York 10022

     Re:  OFFICE SPACE AT 750 LEXINGTON AVENUE

Dear Michael:

     This will confirm that Axonyx Inc. ("AI") has agreed to lease the office identified as "V" on Exhibit A annexed hereto (the "Premises") located on the 14th floor at 750 Lexington Avenue, New York, New York, from Ziegler, Ziegler & Altman LLP ("ZZ&A") on the following terms and conditions:

     TERM:     The term of this lease shall be one year commencing March 1, 1999 and ending February 28, 2000.

     RENT:     The monthly rent for the use of the Premises shall be $2,800 per month which shall be payable in advance on the first day of each month during the term of this lease.

     RENEWAL OPTION:     AI shall have the option to renew this lease for a
period of one year beginning March 1, 2000, provided that ZZ&A, continues to be in possession of Suite 1400 at 750 Lexington Avenue. Such option must be exercised by AI by giving written notice to ZZ&A in accordance with the notice provisions of this lease by no later than December 31, 1999. Provided the renewal option is exercised, the terms of this lease shall remain in full force and effect during the term of such renewal period, except that the monthly rental shall be $3,000 per month for the duration of the renewal period.

     NEW PREMISES:       AI expressly acknowledges that ZZA is considering the
possibility of moving to other offices prior to the end of the lease term. In that event, ZZA shall in good faith seek to secure comparable space for AI within ZZA's premises. ZZA shall, however, have no obligation to secure such space for AI and its failure to do so will not give rise to any claim by Al against ZZA. The lease for such new space shall be on terms and conditions to be

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negotiated by the parties.  Nothing herein shall be deemed to create an obligation on ZZA to rent any such space to AI.

     SECURITY: AI shall prior to March 16, 1999 deposit and maintain with ZZ&A the sum of $5,600.00 as security for the faithful performance and observance of the terms, provisions and conditions of this lease. Such monies shall be deposited into ZZA's general firm account upon receipt and shall become the property of ZZA at that time. The security deposit shall not earn interest and will not be held in escrow. In the event Al defaults in respect to any of the terms, provisions or conditions of this lease, including but not limited to, the payment of rent, ZZ&A may use, apply, retain or draw upon the whole or any part of the security so deposited to the extent required for the payment of rent or other sums as to which AI is in default or for which ZZ&A may expend or may be required to expend by reason of AI's default hereunder. In the event ZZ&A so applies the security deposit, in whole or in part, as provided herein Al shall on five (5) days written notice replenish the full amount withdrawn. In the event Al fully and faithfully complies with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to AI on the date fixed as the end of this lease and delivery of possession of the Premises to ZZ&A.

     ZZ&A SERVICES: During the term of this lease, AI shall be provided with the following, without additional cost: (a) receptionist services during normal business hours, (b) use of ZZA's telephone system for AI's dedicated lines, and use of ZZ&A's photocopying equipment at a rate of $.15 per page. ZZ&A will render monthly statements to AI for t of its photocopier equipment, which statements shall be due and payable on receipt by AI.

     ASSIGNMENT:    AI shall not assign this lease or allow the same to be
transferred by operation of law or otherwise, and shall not sublet the Premises, or any part thereof, without ZZ&A's express written consent.

     CONDITION OF THE PREMISES:    AI has examined and agrees to accept the
Premises in its "as is" condition and state of repair. ZZ&A shall not be required to spend any money or do any work to prepare the Premises for AI's occupancy-

     OFFICE FURNITURE AND TELEPHONES:   AI shall supply, at its own expense, all
furniture and telephones for its use of the Premises. ZZ&A shall have no obligation to provide Al with any office furniture, telephones (other than the use of ZZ&A's telephone system) or furnishings whatsoever.

     ALTERATIONS:   Al shall make no alterations to the Premises without the
written consent of ZZ&A.

     LIABILITY OF ZZ&A: ZZ&A shall not be liable for any damage to persons or property sustained by Al or any other person by reason of the use and occupancy of the Premises by AI or Al's agents, employees, partners, officers, directors, shareholders or invitees, if any, or by reason of any act, accident or occurrence in the Premises, unless such act accident or occurrence was the direct result of a breach of this lease or the willful misconduct of ZZ&A. ZZ&A shall, in

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addition, not be liable for any inconvenience or interruption of services to AI caused by repairs or improvements to the 14th floor space, or for any reason beyond ZZ&A's control.

     INDEMNIFICATION:    AI agrees to indemnify and hold ZZ&A harmless from and
against any and all claims arising by reason of the use and occupancy of the Premises by AI or AI's agents, employees, partners, officers, directors, shareholders or invitees, if any, unless such claim arises as a direct result of a breach of this lease or the willful misconduct of ZZ&A.

     EVENTS OF DEFAULT: The violation or breach of any of the terms, provisions, covenants or conditions of this lease, or any rules or regulations promulgated or enforced by ZZ&A or its

     AMENDMENT, MODIFICATION: This lease constitutes the entire understanding and agreement between the parties and may not be modified, amended or waived in any manner except by an instrument in writing signed by all of the parties hereto.

     GOVERNING LAW: All matters affecting this lease, including the validity thereof, are to be governed by, and interpreted and construed in accordance with, the laws of the State of New York applicable to commercial leases executed in and to be performed in this State.

     HEADINGS: The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this lease.

     Michael, if the foregoing is acceptable to you, please sign in the space below and return (I) a signed copy of this letter, and (ii) checks for the rent and security deposit, to me today.

                                        Very truly yours,

                                        /s/ Steven Altman

                                        Steven Altman

Agreed to and accepted this
15th day of March, 1999:

AXONYX INC.

By: /s/ Michael Strage
    ------------------
Name:  Michael Strage
Title:  V.P. Treasurer